UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2004

Ascential Software Corporation

(Exact name of registrant as specified in charter)

Delaware	000-15325	94-3011736

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

50 Washington Street Westborough, Massachusetts	01581

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 366-3888

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

     On January 29, 2004, Ascential Software Corporation (the “Company”) announced its financial results for the fourth quarter and year ended December 31, 2003. The full text of the press release publicly disseminated on January 29, 2004 in connection with the announcement (the “Original Press Release”) was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on January 29, 2004. The Company subsequently discovered that its computations of diluted earnings per share information contained a worksheet error resulting in certain earnings per share amounts being higher than previously reported in the Original Press Release.

     Due to the unintended inclusion of total options outstanding rather than total options “in the money” in the number of diluted outstanding shares of the Company, certain of the diluted share amounts are actually lower, and consequently certain earnings per share amounts are actually higher, than those previously included in the Original Press Release. The correct numbers of diluted shares (in thousands) are 62,115 for the three months ended December 31, 2003 and 59,703 for the year ended December 31, 2003, rather than 63,145 and 63,447, respectively, as previously announced. Based upon the actual diluted share numbers: the actual diluted net income per share for the fourth quarter is $0.28, rather than $0.27; the actual diluted net income per share for the year ended December 31, 2003 is $0.26, rather than $0.25; and the pro forma adjusted net income per share for the year ended December 31, 2003 is $0.23, rather than $0.21. The pro forma adjusted net income per share for the fourth quarter ended December 31, 2003 is unchanged at $0.09.

     Attached hereto as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference are the updated tables, rectifying the errors reflected in the tables attached to the Original Press Release. Except for the revisions noted above, no other changes were required to be made to the Original Press Release.

     The information in this Form 8-K/A and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	ASCENTIAL SOFTWARE CORPORATION

	By:	/s/ Robert C. McBride

Robert C. McBride Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Tables (revising tables included in press release dated January 29, 2004)